Exhibit 99.1

Ritter Pharmaceuticals Appoints William Merino, Ph.D., to its Board of Directors

LOS ANGELES (January 17, 2017) – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases, today announced it has appointed William Merino, Ph.D., to its Board of Directors. Dr. Merino will occupy a newly-created seat, advising on regulatory, clinical and related strategies.

Dr. Merino has over 30 years of global experience in drug and device registration. He has worked extensively with senior members of the U.S. Food and Drug Administration (FDA) as well as many international regulatory authorities. Dr. Merino has previously served as a Senior Clinical and Regulatory advisor to the Company providing considerable guidance.

Ira E. Ritter, Chairman of the Board of Directors at Ritter Pharmaceuticals stated, “Dr. Merino’s deep regulatory experience brings important insight and acumen having led the registration process of many successful drugs, including the expedited registration of the blockbuster drug, Lipitor. His long history of success and leadership in the areas of regulatory affairs, approvals and drug development will be invaluable as we interact with the FDA and approach our ultimate goal of bringing RP-G28 to market.”

Dr. Merino added, “Ritter Pharmaceuticals is positioned to potentially bring the first and only FDA approved treatment for lactose intolerance to market. I am excited to join the company at this time and look forward to making my contributions to this strong team of board members.”

Dr. Merino served as the Senior Vice President of Worldwide Regulatory Affairs at Warner Lambert Pharmaceuticals, where he was a member of the Office of the Chairman and responsible for the registration and approval of pharmaceutical products with regulatory agencies around the world. He was also responsible for quality assurance, quality control and drug safety for the company. While at Warner Lambert, Dr. Merino led efforts to gain expedited registration of Lipitor in the United States and abroad in 20 other countries. He also has previous experience leading international regulatory affairs at Alcon Pharmaceuticals, G.D. Searle & Co. and Riker Laboratories. Dr. Merino earned his Ph.D. in Pharmacology from Purdue University.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. Its lead product, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. The company is further exploring functionality and discovering therapeutic potential gut microbiome changes may have on treating/preventing a variety of areas including: gastrointestinal diseases, immune-oncology, metabolic, and liver disease.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to bring RP-G28 to market. Management believes that these forward-looking statements are reasonable as and when made. However, such statements involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the drug development process generally, including the outcomes of planned clinical trials and the regulatory review process. For a discussion of certain risks and uncertainties affecting Ritter Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Ritter Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Company Contacts

Ellen Mochizuki

310-203-1000

ellen@ritterpharma.com